UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 19, 2007
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 19, 2007, Millennium Cell Inc. (the “Company”) entered into a Securities Purchase and Sale Agreement (the “Agreement”) with Horizon Fuel Cell Technologies Pte Ltd., a company limited by shares organized under the laws of the Republic of Singapore (a privately held company) (“Horizon”), pursuant to which the Company issued to Horizon 7,936,508 shares of the Company’s common stock, par value $0.001 per share (the “Company Shares”), and, in exchange therefor, Horizon issued to the Company a convertible promissory note in the aggregate principal amount of $5,000,000 (the “Note”), which will automatically convert into 33,740 of Horizon’s ordinary shares (the “Horizon Shares”) upon approval of certain of Horizon’s shareholders, which approval is necessary for Horizon’s board of directors to authorize the issuance of the Horizon Shares.  The Note matures on November 18, 2007 unless it is converted into the Horizon Shares (as described above) prior to such date. After giving effect to the issuance by the Company and the conversion of the Note under the Agreement, the Company Shares will represent approximately 11.7% of the Company's outstanding Common Stock and the Horizon Shares will represent approximately 6.7% of Horizon's outstanding voting share capital.

The Agreement contains customary representations, warranties and covenants by the Company and Horizon, including covenants that each party shall (i) indemnify the other party for, among other things, losses incurred as a result of breaches of the indemnifying party’s representations, warranties and covenants under the Agreement, (ii) have, subject to certain restrictions, the right to designate one non-voting board observer to the other party’s board of directors, (iii) not sell, transfer or otherwise dispose of shares received pursuant to the Agreement for a period of one year (the “Lock-Up Period”), and (iv) vote the shares received pursuant to the Agreement in accordance with the recommendation of the relevant issuer’s board of directors during the Lock-Up Period.

Additionally, subject to obtaining any necessary waivers and approvals from the holders of existing registration rights, the Company agreed to prepare and file with the SEC a registration statement no later than 90 days prior to the expiration of the Lock-Up Period registering Horizon’s resale of the Company Shares under the Securities Act of 1933, as amended, if and to the extent the Company Shares would not be freely transferable without volume limitations in the absence of such registration at the expiration of the Lock-Up Period.

The foregoing summary of the Agreement and the Note are qualified in their entirety by the full text of the Agreement and the Note, respectively, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

On October 19, 2007, in connection with the execution of the Agreement, and attached as an exhibit thereto, the Company and Horizon entered into a non-binding letter of intent (the “LOI”) that sets forth the terms of a proposed amendment (the “Amendment”) to a Joint Development and Licensing Agreement, dated as of August 10, 2007, between the Company and Horizon.  Pursuant to the terms set forth in the LOI, the Amendment would provide that the Company and Horizon shall collaborate on an expanded range of products, marketing, and manufacturing efforts as well as granting preferential product pricing.

Item 3.02     Unregistered Sales of Equity Securities.

              The Company Shares issued pursuant to the Agreement were made in reliance upon the exemption from registration provided for in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder.  Horizon represented to the Company in the Agreement that it is an accredited investor, as defined by Rule 501 promulgated under the Securities Act, and the certificate representing the Company Shares contains an appropriate legend to reflect the restrictions on transfer imposed by the Securities Act.

The information disclosed under Item 1.01 is hereby incorporated into this Item 3.02 by reference.

Item 9.01     Financial Statements and Exhibits

As previously disclosed, on April 23, 2007, the Company received a letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that for 30 consecutive trading days prior to the date of the Letter, the minimum bid price per share of the Company’s listed securities had been below the minimum bid price per share of $1.00 as required for continued inclusion on the Nasdaq Capital Market by Marketplace Rule 4310(c)(4) (the “Rule”).

In accordance with Marketplace Rule 4310(c)(8)(D), Nasdaq has provided the Company with 180 calendar days, or until October 22, 2007, to regain compliance. If the Company does not demonstrate compliance with the Rule by October 22, 2007, the staff of Nasdaq will determine whether the Company meets the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement.  If the staff determines the Company meets the initial listing criteria, except for the bid price requirement, the staff will notify the Company that it has been granted an additional 180 calendar day compliance period.

The Nasdaq Capital Market initial listing criteria includes a requirement, set forth in Marketplace Rule 4310(c)(2), that the Company have either shareholders’ equity of at least $5 million, a market value of listed securities of at least $50 million or net income from continuing operations of $750,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.  To demonstrate compliance with the shareholders’ equity component of this requirement, the Company has attached to this Current Report on Form 8-K as Exhibit 99.1 its Condensed Unaudited Balance Sheet as of October 19, 2007.  As such, the Company believes that it currently meets each of the Nasdaq Capital Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement, and, as such, the Company expects that the staff will notify the Company that it has been granted an additional 180 calendar day compliance period in which to achieve compliance with the minimum bid price requirement.

(d)              Exhibits

10.1	Securities Purchase and Sale Agreement, dated as of October 19, 2007, between Millennium Cell Inc. and Horizon Fuel Cell Technologies Pte Ltd.

10.2	Horizon Convertible Promissory Note, due November 18, 2007, $5,000,000 principal amount.

99.1	Condensed Unaudited Consolidated Balance Sheet of Millennium Cell Inc., dated as of October 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By: /s/ John D. Giolli
Name:  John D. Giolli, CPA
                                                Title:    Chief Financial Officer

Date: October 19, 2007

EXHIBIT INDEX

10.1	Securities Purchase and Sale Agreement, dated as of October 19, 2007, between Millennium Cell Inc. and Horizon Fuel Cell Technologies Pte Ltd.

10.2	Horizon Convertible Promissory Note, due November 18, 2007, $5,000,000 principal amount.

99.1	Condensed Unaudited Consolidated Balance Sheet of Millennium Cell Inc., dated as of October 19, 2007.